Exhibit 5

July 2, 2004

The Chubb Corporation
15 Mountain View Road
Warren, New Jersey 07061

Re: The Chubb Corporation Long-Term Stock Incentive Plan (2004) and The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004)

Ladies and Gentlemen:

I refer to the registration statement on Form S-8 (the “Registration Statement”) of The Chubb Corporation (the “Company”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an aggregate of 5,800,000 shares of the Company’s Common Stock, $1 par value per share (the “Common Stock”), issuable pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (2004) (the “Employee Plan) and an aggregate of 250,000 shares of Common Stock issuable pursuant to The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004) (the “Director Plan” and, together with the Employee Plan, the “Plans”), as specified in the Registration Statement. The shares issuable under the Employee Plan and the Director Plan are collectively referred to herein as the “Shares”.

I have examined and am familiar with (i) the Company’s Restated Certificate of Incorporation, as amended, (ii) the Company’s By-laws, as amended, (iii) the corporate proceedings relating to the Registration Statement and the Plans, and (iv) the Registration Statement. Upon the basis of the foregoing, and having satisfied myself as to such other matters of law and fact as I consider relevant for the purposes of this opinion, I advise you that, in my opinion, the Shares will be, when issued and paid for in accordance with the terms of the applicable Plan, legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ W. Andrew Macan

W. Andrew Macan
Assistant Vice President and
Associate Counsel